Exhibit 99.1

Alto Ingredients, Inc. Reports Fourth Quarter and Full Year 2022 Results

- Growth, Revenue Diversification and Efficiency Initiatives to Expand Annualized EBITDA by Over $65 Million by the End of 2025 and Over $125 Million by the End of 2026 -

Pekin, IL, March 9, 2023 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, reported its fourth quarter and full year 2022 financial results for the year ended December 31, 2022.

“Alto has been executing a series of growth initiatives to diversify our revenue streams, maximize our high-margin products, and optimize our operations to continue our business transformation,” said Mike Kandris, CEO of Alto Ingredients. “Our efforts are coming to fruition. Our specialty alcohol infrastructure upgrades are complete, and we are excited to introduce our new high-quality 190 proof and low-moisture 200 proof grain neutral spirits products to our existing and target customers in the beverage, food, flavor, personal care and pharmaceutical industries. In October 2022, we finished the installation of our new corn oil technology at our Magic Valley facility, improving production levels and exceeding yield expectations. With this proof-of-concept, we plan to roll out the system at our three other dry mills. We are nearing completion of our high protein installation at our Magic Valley facility. In addition, we are advancing plans to launch our carbon capture sequestration project and to develop primary yeast production. Also, we are progressing with our strategies to improve plant efficiency, reliability, redundancy, and capacity with additional corn storage, a natural gas pipeline installation, biogas conversion to renewable natural gas, energy cogeneration capabilities and other equipment upgrades.

“Our 2022 financial results, which were negatively impacted by commodity price swings, underscore our need to reduce our reliance on fuel ethanol margins. To accelerate our revenue diversification and growth plan, in November 2022, we increased our access to capital with a term loan for up to $125 million. We expect these projects to contribute additional annualized EBITDA of over $65 million by the end of 2025, which we anticipate will nearly double to over $125 million by the end of 2026 when our carbon capture, cogeneration, and other initiatives are fully realized,” concluded Kandris.

Financial Results for the Three Months Ended December 31, 2022 Compared to 2021

●	Net sales were $328.4 million, compared to $385.5 million.

●	Cost of goods sold was $349.8 million, compared to $343.4 million.

●	Gross loss was $21.3 million, compared to gross profit of $42.1 million.

●	Selling, general and administrative expenses were $7.6 million, compared to $9.4 million.

●	Operating loss was $31.1 million, compared to an operating profit of $37.3 million.

●	Net loss available to common stockholders was $33.4 million, or $0.46 per share, compared net income of $35.4 million, or $0.49 per diluted share.

●	Adjusted EBITDA was negative $23.5 million, compared to positive Adjusted EBITDA of $43.4 million.

●	Cash and cash equivalents were $36.5 million at December 31, 2022, compared to $50.6 million at December 31, 2021.

●	The term loan facility has $40 million of remaining borrowing availability as well as an option to request up to an additional $25 million. In addition, the company has $57.9 million of borrowing availability under its asset-based line of credit.

Financial Results for the Twelve Months Ended December 31, 2022 Compared to 2021

●	Net sales were $1.3 billion, compared to $1.2 billion.

●	Cost of goods sold was $1.4 billion, compared to $1.1 billion.

●	Gross loss was $27.6 million, compared to gross profit of $67.8 million.

●	Selling, general and administrative expenses were $31.6 million, compared to $29.2 million.

●	Operating loss was $61.4 million, compared to operating income of $40.1 million.

●	Net loss available to common stockholders was $42.9 million, or $0.60 per share, compared to net income of $44.2 million, or $0.61 per diluted share.

●	Adjusted EBITDA was negative $9.8 million, compared to positive Adjusted EBITDA of $76.8 million.

Fourth Quarter 2022 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Thursday, March 9, 2023, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, to receive a number and unique PIN by email, register here. To dial directly twenty minutes prior to the scheduled call time, dial (833) 630-0017 domestically and (412) 317-1806 internationally. The webcast will be archived for replay on the Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Thursday, March 9, 2023, through 8:00 p.m. Eastern Time on Thursday, March 16, 2023. To access the replay, please dial 877-344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 2287234.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, acquisition-related expense, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ plant improvement and other business initiatives and strategies, and their timing and effects, including, but not limited to, EBITDA that Alto Ingredients’ expects to generate as a result of its initiatives and strategies; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; and the cost, timing and effects of, including the financial results deriving from, Alto Ingredients’ plant improvement and other business initiatives and strategies. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; the inability to timely and successfully implement business strategies and complete capital improvement projects and other initiatives; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2022.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net sales	$328,437	$385,492	$1,335,621	$1,207,892
Cost of goods sold	349,765	343,379	1,363,171	1,140,108
Gross profit (loss)	(21,328)	42,113	(27,550)	67,784
Selling, general and administrative expenses	(7,551)	(9,408)	(31,579)	(29,185)
Gain (loss) on sale (disposal) of assets	(2,230)	4,571	(2,230)	4,571
Asset impairments	—	—	—	(3,100)
Income (loss) from operations	(31,109)	37,276	(61,359)	40,070
Income from cash grant	—	—	22,652	—
Interest expense, net	(968)	(228)	(1,827)	(3,587)
Income from loan forgiveness	—	—	—	9,860
Other income, net	930	567	862	1,208
Income (loss) before provision for income taxes	(31,147)	37,615	(39,672)	47,551
Provision for income taxes	1,925	1,469	1,925	1,469
Consolidated net income (loss)	$(33,072)	$36,146	$(41,597)	$46,082
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Income allocated to participating securities	$—	$(477)	$—	$(600)
Net income (loss) available to common stockholders	$(33,391)	$35,350	$(42,862)	$44,217
Net income (loss) per share, basic	$(0.46)	$0.50	$(0.60)	$0.62
Net income (loss) per share, diluted	$(0.46)	$0.49	$(0.60)	$0.61
Weighted-average shares outstanding, basic	73,276	71,387	71,944	71,098
Weighted-average shares outstanding, diluted	73,276	72,222	71,944	72,219

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$36,456	$50,612
Restricted cash	13,069	11,513
Accounts receivable, net	68,655	86,888
Inventories	66,628	54,373
Derivative assets	4,973	15,839
Other current assets	9,340	10,301
Total current assets	199,121	229,526
Property and equipment, net	239,069	222,550
Other Assets:
Right of use operating lease assets, net	18,937	13,413
Notes receivable, noncurrent	—	11,641
Intangible assets, net	9,087	2,678
Goodwill	5,970	—
Other assets	6,137	5,145
Total other assets	40,131	32,877
Total Assets	$478,321	$484,953

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
	2022	2021
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$28,115	$23,251
Accrued liabilities	26,556	21,307
Current portion – operating leases	3,849	3,909
Derivative liabilities	6,732	13,582
Other current liabilities	12,765	7,553
Total current liabilities	78,017	69,602

Long-term debt	68,356	50,361
Operating leases, net of current portion	15,062	9,382
Other liabilities	8,797	10,394
Total Liabilities	170,232	139,739

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2022 and 2021 Series B: 927 shares issued and outstanding as of December 31, 2022 and 2021	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 75,154 and 72,778 shares issued and outstanding as of December 31, 2022 and 2021, respectively	75	73
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2022 and 2021	—	—
Additional paid-in capital	1,040,834	1,037,205
Accumulated other comprehensive income (loss)	1,822	(284)
Accumulated deficit	(734,643)	(691,781)
Total Stockholders’ Equity	308,089	345,214
Total Liabilities and Stockholders’ Equity	$478,321	$484,953

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2022	2021	2022	2021
Consolidated net income (loss)	$(33,072)	$36,146	$(41,597)	$46,082
Adjustments:
Interest expense, net	968	228	1,827	3,587
Interest income	(169)	(177)	(510)	(730)
Acquisition-related	875	—	3,500	—
Asset impairments	—	—	—	3,100
Provision for income taxes	1,925	1,469	1,925	1,469
Depreciation and amortization expense	5,973	5,772	25,095	23,292
Total adjustments	9,572	7,292	31,837	30,718
Adjusted EBITDA	$(23,500)	$43,438	$(9,760)	$76,800

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2022	2021	2022	2021
Renewable fuel production gallons sold (in millions)	55.3	42.6	208.5	161.1
Specialty alcohol production gallons sold (in millions)	20.2	26.3	92.5	89.5
Third party renewable fuel gallons sold (in millions)	29.5	48.5	117.9	229.0
Total gallons sold (in millions)	105.0	117.4	418.9	479.6

Total gallons produced (in millions)	74.0	69.6	300.0	251.7
Production capacity utilization	84%	74%	86%	60%

Average sales price per gallon	$2.56	$3.04	$2.64	$2.46
Average CBOT ethanol price per gallon	$2.16	$2.19	$2.16	$2.11

Corn cost per bushel – CBOT equivalent	$6.72	$5.69	$6.92	$5.70
Average basis	$1.01	$0.49	$0.85	$0.52
Delivered cost of corn	$7.73	$6.18	$7.77	$6.22

Total essential ingredient tons sold (in thousands)	402.5	349.7	1,637.4	1,236.2
Essential ingredient return % (1)	35.6%	33.5%	33.8%	33.7%

(1)	Essential ingredient revenue as a percentage of delivered cost of corn.

Segment Financials

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2022	2021	2022	2021
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$127,775	$156,227	$521,273	$498,195
Essential ingredient sales	56,201	48,865	225,871	189,535
Intersegment sales	353	273	1,212	1,193
Total Pekin Campus sales	184,329	205,365	748,356	688,923
Marketing and distribution:
Alcohol sales, gross	$54,879	$123,720	$227,626	$379,422
Alcohol sales, net	250	264	1,225	1,753
Intersegment sales	3,099	2,784	12,459	10,061
Total marketing and distribution sales	58,228	126,768	241,310	391,236

Other production, recorded as gross:
Alcohol sales	$62,124	$44,622	$253,605	$107,931
Essential ingredient sales	23,461	11,794	90,209	31,056
Intersegment sales	7	68	22	964
Total Other production sales	85,592	56,484	343,836	139,951

Corporate and other	3,747	—	15,812	—
Intersegment eliminations	(3,459)	(3,125)	(13,693)	(12,218)
Net sales as reported	$328,437	$385,492	$1,335,621	$1,207,892
Cost of goods sold:
Pekin Campus production	$200,240	$169,595	$772,755	$638,371
Marketing and distribution	55,620	125,567	229,288	371,371
Other production	92,260	49,348	353,775	136,401
Corporate and other	3,173	—	12,167	—
Intersegment eliminations	(1,528)	(1,131)	(4,814)	(6,035)
Cost of goods sold as reported	$349,765	$343,379	$1,363,171	$1,140,108
Gross profit (loss):
Pekin Campus production	$(15,911)	$35,770	$(24,399)	$50,552
Marketing and distribution	2,608	1,201	12,022	19,865
Other production	(6,668)	7,136	(9,939)	3,550
Corporate and other	574	—	3,645	—
Intersegment eliminations	(1,931)	(1,994)	(8,879)	(6,183)
Gross profit (loss) as reported	$(21,328)	$42,113	$(27,550)	$67,784